UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2011

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curacao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Addendum to Amended and Restated Employment Agreement with Robert S. Vaters

On March 9, 2011, Orthofix Inc., a subsidiary of Orthofix International N.V. (the “Company”), entered into an addendum to the amended and restated employment agreement between Orthofix Inc. and Robert S. Vaters, the Company’s Executive Vice President and Chief Operating Officer. The Company is a party to the amended and restated employment agreement and the addendum solely in its capacity as guarantor of the obligations of Orthofix Inc. The addendum contains the following changes to the terms of Mr. Vaters’ amended and restated employment agreement:

•

In connection with Mr. Vaters’ previously reported promotion to Executive Vice President and Chief Operating Officer in January 2011, the addendum replaces references in the agreement to “chief financial officer” with “chief operating officer.” The addendum also removes references to Mr. Vaters serving as Treasurer and Assistant Secretary.

•

The addendum provides that Mr. Vaters shall, in addition to being permitted to continue certain previously-agreed and existing non-Company related board and management services, be permitted to serve on a corporate board to be designated by Mr. Vaters so long as such service does not substantially interfere with the performance of his duties under the agreement; provided that if the Board of Directors of the Company (the “Board”) concludes at any time that serving on such board significantly interferes with the performance of his duties, the Board can require him to resign from such board.

•	The addendum provides that Mr. Vaters salary during the term of the agreement shall be not less than $456,500.

•

The addendum amends subparagraph (vii) in the definition of “Good Reason” to provide that “Good Reason” shall exist if Mr. Vaters is not provided notice on or before May 25, 2012 that he shall be named Chief Executive Officer of the Company and Orthofix Inc. on or before July 1, 2012, with compensation, benefits, and perquisites determined at the time he shall be named Chief Executive Officer and based on the market at that time and providing a fair and competitive compensation package.

The foregoing summary of the addendum is qualified in its entirety by the terms of the addendum, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Addendum to Amended and Restated Employment Agreement, entered into as of March 9, 2011, by and between Orthofix Inc. and Robert S. Vaters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Brian McCollum
Brian McCollum Chief Financial Officer and Senior Vice President of Finance

Date: March 15, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Addendum to Amended and Restated Employment Agreement, entered into as of March 9, 2011, by and between Orthofix Inc. and Robert S. Vaters.